UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

MFRI, INC.
(exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-18370 (Commission File Number)	36-3922969 (IRS Employer Identification No.)

7720 North Lehigh Avenue, Niles, Illinois 60714
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 966-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 20, 2013, MFRI, Inc. ("Company") held its 2013 Annual Meeting of Stockholders ("Annual Meeting"), and its stockholders approved the MFRI 2013 Omnibus Stock Incentive Plan ("2013 Plan"). The 2013 Plan provides for the issuance of 350,000 common shares to its employees, officers and directors and other individuals providing bona fide services to or for the Company or its affiliates, which shall be increased each year by 2% of the aggregate common stock outstanding as of such date, provided the additional shares issued do not exceed 400,000. The types of awards which may be granted under the 2013 Plan include stock options, stock appreciation rights, stock awards, restricted stock unit awards, performance awards, or other stock-based awards. The authority to grant awards under the 2013 Plan will terminate on April 4, 2023.

A brief description of the 2013 Plan is included as part of the Company's Proxy Statement for the Annual Meeting ("Proxy Statement"), which was filed with the Securities and Exchange Commission ("SEC") on June 6, 2013, and the Company's Supplement to the Proxy Statement ("Proxy Supplement"), which was filed with the SEC on June 17, 2013. The descriptions of the 2013 Plan contained herein, in the Proxy Statement, and in the Proxy Supplement are qualified in their entirety by reference to the full text of the 2013 Plan, which was included as Exhibit 10.1 to the Current Report on Form 8-K, which was filed with the SEC on June 17, 2013.

On June 20, 2013, the Company established a cash bonus pool in the aggregate amount of $375,000 which is available for grants to executive officers of the Company in recognition of such officers' efforts in connection with the recently completed sale of substantially all of the assets of the Company's Thermal Care, Inc. subsidiary and management transition matters. The recipients of awards under the cash bonus pool, as well as the timing and amounts of such awards, will be determined in the discretion of the Company's Chief Executive Officer. Also, on June 20, 2013, the base salary of Bradley E. Mautner, the Company's President and Chief Executive Officer, was increased from $304,500 to $350,000, effective July 1, 2013.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company's stockholders:

•	Elected all eight nominees for director to a one-year term;

•	Approved the MFRI 2013 Omnibus Stock Incentive Plan;

•	On an advisory basis, approved the executive compensation set forth in the Proxy Statement;

•	On an advisory basis, recommended that future votes on executive compensation occur every year; and

•	Ratified the appointment of Grant Thornton LLP as the independent auditor for 2013.

The following are the final voting results for each of the five proposals presented at the Annual Meeting:

Proposal 1	Election of eight directors:

	For	Withheld
David Unger	4,353,011	66,026
Bradley E. Mautner	4,358,011	61,026
Dennis Kessler	4,336,650	82,387
Arnold F. Brookstone	4,331,650	87,387
Mark A. Zorko	4,341,050	77,987
Stephen B. Schwartz	4,331,650	87,387
Michael J. Gade	4,340,150	78,887
David S. Barrie	4,356,995	62,042

There were 1,483,092 broker non-votes with respect to Proposal 1.

Proposal 2The Company's 2013 Plan:

For	Against	Abstain	Broker Non-Votes
4,341,685	69,878	7,274	1,483,092

Proposal 3Approval, on an advisory basis, of executive compensation in the Company's Proxy Statement:

For	Against	Abstain	Broker Non-Votes
4,035,474	378,139	5,224	1,483,092
Proposal 4Advisory vote on the frequency of future advisory votes on executive compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3,407,531	2,150	649,898	359,458

Proposal 5	Ratification of the selection of Grant Thornton LLP:

For	Against	Abstain
5,881,569	10,900	9,660
As a result of the advisory stockholder vote recommending an annual vote on executive compensation every year, the Company's Board of Directors has determined that the Company will hold a non-binding advisory stockholder vote on the compensation of its named executive officers every year.
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The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "continue," "remains," "intend," "aim," "towards," "should," "prospects," "could," "future," "potential," "believes," "plans," "likely," "anticipate," "position," and "probable," or the negative thereof or other variations thereon or comparable terminology, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2013		MFRI, Inc.

	By:	/s/ Karl J. Schmidt
Vice President and Chief Financial Officer